                                                                    EXHIBIT 21.0


Subsidiaries of FLIR Systems, Inc.
----------------------------------

    .  FSI International, Inc., a Barbados Corporation

    .  Hoeger Optical Co., Inc., a California Corporation

    .  FLIR Systems International Ltd., a United Kingdom Corporation

    .  FSI Automation, Inc., a Washington Corporation

    .  FLIR Systems AB, a Swedish Corporation

    .  FLIR Systems Limited., a United Kingdom Corporation

    .  FLIR Systems Ltd., a Canadian Corporation

    .  FLIR Systems - Boston, Inc., a Delaware Corporation